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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of International Home Foods, Inc. on Form S-8 (File No. 333-43297) of our report dated March 6, 1998, on our audits of the Consolidated Financial Statements of International Home Foods, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and December 31, 1996, which report is included in the International Home Foods, Inc. Annual Report for the year ended December 31, 1997 and is incorporated by reference into this Annual Report on Form 10-K.


                                                        Coopers & Lybrand L.L.P.

Parsippany, New Jersey
March 30, 1998